HOLLYER BRADY SMITH & HINES LLP
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                                  April 30, 2002


To the Trustees of Aquila Cascadia Equity Fund

     We consent to the incorporation by reference into post-effective amendment No. 18 under the 1933 Act and No. 22 under the 1940 Act of our opinion dated July 11, 2000.


                             Hollyer Brady Smith & Hines LLP

                             /s/ William L. D. Barrett
                          by__________________________
                                     Partner